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                                                                    Exhibit 99.1

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                                 )      Chapter 11
                                       )
MobileMedia Communications,            )      Case No. 97-174 (PJW)
Inc., et al.,                          )
      -- ---
                                       )          (Jointly Administered)
               Debtors.                )


            NOTICE OF SUPPLEMENTAL DISCLOSURE AND OF RESOLICITATION
                      TO HOLDERS OF ALLOWED CLASS 6 CLAIMS
                      ------------------------------------

TO:  THE HOLDERS OF ALLOWED CLASS 6 CLAIMS

FOR THE REASONS OUTLINED BELOW, THE BANKRUPTCY COURT HAS DIRECTED THAT YOU BE SUPPLIED WITH CERTAIN SUPPLEMENTAL INFORMATION REGARDING MOBILEMEDIA'S PENDING THIRD AMENDED PLAN OF REORGANIZATION (THE "PLAN"), AND THAT, BASED UPON SUCH SUPPLEMENTAL DISCLOSURE, YOU BE PERMITTED TO CHANGE YOUR VOTE WHETHER TO APPROVE OR REJECT THE PLAN.

THIS SUPPLEMENTAL DISCLOSURE IS INTENDED TO PROVIDE CLASS 6 CREDITORS WITH A SUMMARY OF CERTAIN INFORMATION THAT WAS PROVIDED TO THE STANDBY PURCHASERS IN CONNECTION WITH THEIR COMMITMENT TO PURCHASE THE RIGHTS.

YOU SHOULD REVIEW THE INFORMATION IN THE SUPPLEMENTAL DISCLOSURE CAREFULLY, AS YOUR VOTE IS IMPORTANT.

NOTICE IS HEREBY GIVEN AS FOLLOWS:

       i. Disclosure Statement.  On December 11, 1998, the Bankruptcy Court
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          entered an order (the "Disclosure Statement Approval Order") approving the Disclosure Statement (the "Disclosure Statement") relating to the Debtors' Third Amended Joint Plan of Reorganization (the "Plan"). * Attached to the Disclosure Statement

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       *  Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Disclosure Statement.
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          as Exhibit F was a preliminary Prospectus of Arch dated December 17,
          1998 relating to the Rights. Thereafter, a final Prospectus of Arch dated January 5, 1999 relating to the Rights was issued after the Registration Statement related thereto was declared effective by the SEC.

      ii. Original Solicitation of Votes.  In accordance with the Disclosure
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          Statement Approval Order, the Debtors provided to each holder of an
          Allowed Claim in Class 6 (General Unsecured Claims) a solicitation package that included (a) the Disclosure Statement, together with the Exhibits thereto (including the Disclosure Statement Prospectus), (b) a Ballot or Master Ballot, as appropriate, for voting to accept or reject the Plan and (c) instructions for filling out the Ballots or Master Ballots. In response to the Debtors' solicitation, Class 6 voted to accept the Plan. Specifically, the Debtors timely received 1029 Ballots from the holders of Allowed Claims in Class 6, with 968 of such holders (approximately 94% in number and 69% in amount) voting to accept the Plan, and 61 of such holders (approximately 6% in number and 31% in amount) voting to reject the Plan. New Generation Advisors, Inc. ("New Generation") has contested the foregoing voting results and has requested that the votes of certain of the Standby Purchasers be designated and ignored. If the Court were to sustain New Generation's challenge to the voting results, it is likely that the Plan would be deemed to have been rejected by Class 6. If Class 6 were determined to have rejected the Plan, confirmation could occur only if the Debtors were able to satisfy the cram-down requirements of section 1129(b) of the Bankruptcy Code. The Debtors dispute New Generation's contentions with regard to the previously announced voting results and, in any event, believe that the Plan satisfies the cram-down requirements of section 1129(b) of the Bankruptcy Code.

     iii. Objections to Confirmation.  Confirmation of the Plan has been
          --------------------------
          objected to by New Generation, Merrill Lynch Phoenix Fund, Inc., Merrill Lynch Corporate Bond Fund, Inc. High Income Portfolio (collectively, "the Merrill Lynch Asset Management Bond Funds") and State Street Research High Income Fund ("State

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          Street" and, together with New Generation and the Merrill Lynch Asset
          Management Bond Funds, the "Objectors").

     iv.  Hearing on Plan of Reorganization and Order Requiring Additional
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          Disclosure.  On February 12, 1999, at a continued hearing on
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          confirmation of the Plan, the Bankruptcy Court ordered the Debtors to prepare supplemental disclosure to the holders of Allowed Claims in Class 6, and to resolicit the votes of such holders on the Plan. At a hearing held before the Bankruptcy Court on February 18, 1999, the Bankruptcy Court entered an order approving this Notice and the Supplemental Disclosure attached hereto, and directing the Debtors to resolicit the votes of all holders of Allowed Class 6 Claims.

       v. Debtors Ordered to Provide Access to Due Diligence by New Generation.
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          New Generation has contended that an alternative reorganization for
          MobileMedia could be devised that would result in greater recoveries for MobileMedia's general unsecured creditors and has requested that the Debtors provide due diligence to New Generation's nominee(s) so as to pursue the possibility of such an alternative. By order dated February 12, 1999, the Bankruptcy Court directed the Debtors to provide such due diligence. Notwithstanding New Generation's contentions, the Debtors believe that they previously conducted an appropriate search for alternative transactions and also pursued alternative plans. The Debtors believe that the Arch merger proposal contained in the Plan represents the best possible alternative for its creditors.

       vi.  Supplemental Ballots.  If you previously voted to accept or reject
            --------------------
          the Plan and do not wish to change your vote, you do not need to do anything, and your vote will be counted as previously submitted. If you previously voted to accept or reject the Plan, and you now wish to change your vote, or if you did not previously vote to accept or reject the Plan and now wish to do so, you should submit the Supplemental Ballot, appropriately filled out, on

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          or before March 23, 1999 at 5:00 p.m. Eastern time (the "Supplemental
          Voting Deadline"). The Supplemental Ballot enclosed herewith must actually be received by the Solicitation Agent on or before the Supplemental Voting Deadline. The Supplemental Ballot of any holder that holds its Class 6 Claim through a broker, bank, proxy, intermediary, agent or other nominee ("Representative"), must be submitted to its Representative to be incorporated in a Supplemental Master Ballot to be submitted by the Representative to the Solicitation Agent so as to be actually received by the Supplemental Voting Deadline. PLEASE READ THE INSTRUCTIONS ACCOMPANYING YOUR SUPPLEMENTAL BALLOT OR SUPPLEMENTAL MASTER BALLOT CAREFULLY.

     vii. Supplemental Objection Deadline. Any further objections to confirmation of the Plan arising out of the matters set forth in this Notice of Supplemental Disclosure, including any supporting memoranda, must be in writing, be filed with the Clerk of the United States Bankruptcy Court for the District of Delaware, 5th Floor, 824 Market Street, Marine Midland Plaza, Wilmington, Delaware 19801 together with proof of service, and shall (a) state the name and address of the objecting party and the amount of its Claim or the nature of its interest in the Debtors' chapter 11 cases, (b) state with particularity the provision or provisions of the Plan objected to and, for any objection asserted, the legal and factual basis for such objection and (c) be served, so as to be received on or before March 23, 1999 at 4:00 p.m. Eastern time, on (i) counsel to the Debtors (A) Young Conaway Stargatt & Taylor, LLP, 11th Floor, Rodney Square North, P.O. Box 391, Wilmington, Delaware 19899 (Attention: James L. Patton, Jr., Esq.) and (B) Sidley & Austin, 875 Third Avenue, New York, New York 10022 (Attention: Shelley C. Chapman, Esq.), (ii) counsel to the agent for the Debtors' pre- and post-petition secured lenders (the "Agent"), Simpson, Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 (Attention: Lillian E. Kraemer, Esq.), (iii) counsel to the Official Committee of Unsecured Creditors

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          (the "Committee"), Jones, Day, Reavis & Pogue, 77 West Wacker,
          Chicago, Illinois 60601 (Attention: David S. Kurtz, Esq. and Timothy
          R. Pohl, Esq.), (iv) counsel to Arch Communications Group, Inc. ("Arch"), Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (Attention: Mark N. Polebaum, Esq.) and (v) the Office of the United States Trustee, Suite 950 West, Curtis Center, 601 Walnut Street, Philadelphia, Pennsylvania 19106 (Attention: John D. McLaughlin, Esq.).

     vii. Continuation of Confirmation Hearing. The Confirmation Hearing will resume on March 26, 1999 at 9:30 a.m. before the Honorable Peter J. Walsh, United States Bankruptcy Court for the District of Delaware, 6th Floor, 824 Market Street, Marine Midland Plaza, Wilmington, Delaware.

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     ix.  Additional Copies.  If you need additional copies of the Disclosure
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          Statement, the Final Rights Prospectus, the Supplemental Disclosure or
          the Supplemental Ballot, contact the Solicitation Agent, Bankruptcy Services LLC, 70 E. 55th St., 6th Floor, New York, New York 10022
          (212) 376-8494, Attention: Diane M. Rocano, and copies will be provided to you at no cost.

DATED: Wilmington, Delaware
       February 18, 1999

                           YOUNG CONAWAY STARGATT &
                           TAYLOR, LLP
                              James L. Patton, Jr. (No. 2202)
                              Joel A. Waite (No. 2925)
                              11th Floor - Rodney Square North
                              P.O. Box 391
                              Wilmington, Delaware  19899
                              (302) 571-6600

                           SIDLEY & AUSTIN
                              J. Ronald Trost
                              Shelley C. Chapman
                              Lee M. Stein
                              Marshall S. Huebner
                              875 Third Avenue
                              New York, New York  10022
                              (212) 906-2000

                           Attorneys for Debtors and
                             Debtors-in-Possession


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